                                                                    EXHIBIT 25-c
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [_]

                          FIRST AMERICAN NATIONAL BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

             NOT APPLICABLE                            62-0854774
   (JURISDICTION OF INCORPORATION OR      (I.R.S. EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION IF NOT A U.S. NATIONAL
                 BANK)

       400 FIRST AMERICAN CENTER
         NASHVILLE, TENNESSEE                          37203-0403
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

                                 NOT APPLICABLE
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

      675 WEST PEACHTREE ST., N.E.
            ATLANTA, GEORGIA                             30375
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

        Office of the Comptroller of the Currency, Atlanta, GA.

  (b)   Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Not applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) Whether there is or has been a default with respect to the securities under this indenture.

         There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

 EXHIBIT
 NUMBER
 -------
   1     --Articles of Association of the Trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-62235).
   2     --Not applicable.
   3     --Not applicable.
   4     --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No.
           33-62235).
   5     --Not applicable.
   6     --Consent of the Trustee required by Section 321(b) of the Trust
           Indenture Act of 1939, as amended.
   7     --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 1995.
   8     --Not applicable.
   9     --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, First American National Bank, a national banking association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and the State of Tennessee, on the 31st day of January, 1996.

                                          First American National Bank

                                                 /s/ Caroline R. Oakes
                                          By __________________________________
                                                   CAROLINE R. OAKES
                                                    VICE PRESIDENT

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          First American National Bank

                                                 /s/ Caroline R. Oakes
                                          By __________________________________
                                                   CAROLINE R. OAKES
                                                    VICE PRESIDENT

Dated: January 31, 1996

                                   EXHIBIT 7

FIRST AMERICAN NATIONAL BANK                                      ST-BK: 47-2085
FIRST AMERICAN CENTER                                                 FFIEC: 031
NASHVILLE, TN 37237                                                  CERT: 04956
CALL DATE: 9/30/95

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                (DOLLAR AMOUNTS
                                                                 IN THOUSANDS)
                           ASSETS
                                                                 RCFD
                                                                -----
 1. Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..   0081    432,539
    b. Interest-bearing balances(2)...........................   0071      1,197
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column
       A).....................................................   1754  1,441,267
    b. Available-for-sale securities (from Schedule RC-B, col-
       umn D).................................................   1773    589,217
 3. Federal funds sold and securities purchased under agree-
    ments to resell in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold.....................................   0276    100,410
    b. Securities purchased under agreements to resell........   0277     24,096
 4. Loans and lease financing receivables:

                                                   RCFD
                                                   ----
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)....................... 2122 5,410,060
    b. LESS: Allowance for loan and lease losses.. 3123   125,324
    c. LESS: Allocated transfer risk reserve...... 3128         0

    d. Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b and 4.c)...............  2125 5,284,736
 5. Trading assets (from Schedule RC-D).......................  3545    33,628
 6. Premises and fixed assets (including capitalized leases)..  2145   109,961
 7. Other real estate owned (from Schedule RC-M)..............  2150     9,030
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................  2130         0
 9. Customers' liability to this bank on acceptances outstand-
    ing.......................................................  2155    26,696
10. Intangible assets (from Schedule RC-M)....................  2143    16,710
11. Other assets (from Schedule RC-F).........................  2160   144,615
12. Total assets (sum of items 1 through 11)..................  2170 8,214,102

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                             (DOLLAR AMOUNTS
                                                              IN THOUSANDS)
                        LIABILITIES
                                                             RCON
                                                             ----
13. Deposits:
    a. In domestic offices (sum of totals of columns A
       and C from Schedule RC-E, part I)...................  2200  5,991,104

                                                   RCON
                                                   ----
       (1) Noninterest-bearing(1)................. 6631 1,149,585
       (2) Interest-bearing....................... 6636 4,841,519

                                                               RCFN
                                                               ----
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)................. 2200   102,495

                                                   RCFN
                                                   ----
       (1) Noninterest-bearing(1)................. 6631         0
       (2) Interest-bearing....................... 6636   102,495

                                                               RCFD
                                                               ----
14. Federal funds purchased and securities sold under agree-
    ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased................................ 0278   340,123
    b. Securities sold under agreements to repurchase......... 0279   599,367
                                                               RCON
                                                               ----
15. a. Demand notes issued to the U.S. Treasury............... 2840   111,718
                                                               RCFD
                                                               ----
    b. Trading liabilities (from Schedule RC-D)............... 3548    19,086
16. Other borrowed money:
    a. With original maturity of one year or less............. 2332    31,260
    b. With original maturity of more than one year........... 2333   208,500
17. Mortgage indebtedness and obligations under capitalized
    leases.................................................... 2910     1,206
18. Bank's liability on acceptances executed and outstanding.. 2920    26,696
19. Subordinated notes and debentures......................... 3200         0
20. Other liabilities (from Schedule RC-G).................... 2930   162,053
21. Total liabilities (sum of items 13 through 20)............ 2948 7,593,608
22. Limited-life preferred stock and related surplus.......... 3282         0

                        EQUITY CAPITAL
                                                               RCFD
                                                               ----
23. Perpetual preferred stock and related surplus............. 3838         0
24. Common stock.............................................. 3230    75,000
25. Surplus (exclude all surplus related to preferred stock).. 3839   101,476
26. a. Undivided profits and capital reserves................. 3632   444,602
    b. Net unrealized holding gains (losses) on available-
       for-sale securities.................................... 8434      (584)
27. Cumulative foriegn currency translation adjustments....... 3284         0
28. Total equity capital (sum of items 23 through 27)......... 3210   620,494
29. Total liabilities, limited-life preferred stock, and eq-
    uity capital (sum of items 21, 22, and 28)................ 3300 8,214,102

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                     RCFD NUMBER
                                                                     ---- ------
                                  MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement be-
   low that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994.........................................  6724  N/A

--------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work